UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2005

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On March 2, 2005, DXP Enterprises, Inc., issued a press release announcing financial results for the quarterly period and fiscal year ended December 31, 2004, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release dated March 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

March 2, 2005 By: /s/Mac McConnell

Mac McConnell

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated March 2, 2005 regarding financial results for the quarterly period and fiscal year ended December 31, 2004

Exhibit 99.1

NEWS RELEASE

CONTACT: Mac McConnell

Senior Vice President, Finance

713-996-4700

www.dxpe.com

DXP ENTERPRISES ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

NET INCOME INCREASED 34% FOR THE YEAR

Houston, TX, -- March 2, 2005 - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced net income of $0.6 million for the fourth quarter ending December 31, 2004, with diluted earnings per share of $.12 compared to net income of $0.5 million and diluted income per share of $.09 for the fourth quarter of 2003. Sales increased to $37.7 million from $35.1 million for the fourth quarter of last year. Gross profit margins improved to 26.0% for the fourth quarter of 2004 from 23.2% for the third quarter of 2004.

For the year ended December 31, 2004, DXP reported net income of $2.8 million, with diluted earnings per share of $.50 compared to net income of $2.1 million, with diluted earnings per share of $.42 for 2003. Sales increased to $160.6 million for 2004 from $150.7 million for 2003.

David R. Little, Chairman and Chief Executive Officer said "We are pleased that our strategy to grow our top line through our value added services and cost saving programs for our customers and our continued efforts to use technology and create a more efficient supply chain process have increased our productivity, resulting in a 34% increase in net income. We believe that DXP will continue to benefit from an increased number of customers that seek to achieve greater efficiencies and cost savings that our value added services offer. We believe that we are positioned to leverage these services for internal growth and enhanced value in future acquisitions."

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. The company provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphases and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. The company's breadth of MROP products and service solutions allows DXP to be flexible and customer driven creating a competitive advantages for our customers.

The company's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides their solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of their supply chain needs to DXP, so the customer can focus on their core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

Sales	$37,749	$ 35,093	$160,585	$150,683
Cost of sales	27,932	25,877	121,154	112,134
Gross profit	9,817	9,216	39,431	38,549
Selling, general and administrative expense	8,575	8,308	34,222	34,240
Operating income	1,242	908	5,209	4,309
Other income	20	15	60	65
Interest expense	(257)	(230)	(924)	(1,177)
Minority interest	39	-	39	-
Income before income taxes	1,044	693	4,384	3,197
Provision for income taxes	399	189	1,604	1,128
Net income	$ 645	$ 504	$ 2,780	$ 2,069
Per share amounts
Basic earnings per share	$ 0.16	$ 0.12	$ 0.67	$ 0.49
Diluted earnings per share	$ 0.12	$ 0.09	$ 0.50	$ 0.42

DXP ENTERPRISES, INC., AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash	$ 2,303	$ 636
Trade accounts receivable, net of allowances for doubtful accounts
of $1,776 in 2004 and $1,420 in 2003	19,126	19,412
Inventories, net	16,995	19,145
Prepaid expenses and other current assets	327	362
Deferred income taxes	945	876
Total current assets	39,696	40,431
Property and equipment, net	8,261	7,395
Deferred income taxes	257	403
Other assets	69	146
Total assets	$ 48,283	$ 48,375

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 1,420	$ 1,474
Trade accounts payable	12,905	12,782
Accrued wages and benefits	2,370	2,040
Customer advances	826	2,922
Federal income taxes payable	432	1,040
Other accrued liabilities	2,343	1,366
Total current liabilities	20,296	21,624
Long-term debt, less current portion	14,925	16,675
Minority interest in consolidated subsidiary	186	-
Shareholders' equity:
Series A preferred stock	1	1
Series B convertible preferred stock	18	18
Common stock	41	41
Paid-in capital	2,489	2,841
Retained earnings	13,094	10,404
Treasury stock, at cost	(1,797)	(1,897)
Notes receivable from shareholders	(970)	(1,332)
Total shareholders' equity	12,876	10,076
Total liabilities and shareholders' equity	$ 48,283	$ 48,375